EXHIBIT 4.5

JOURNAL No. 2163 – 2004

SHARE PURCHASE AGREEMENT

BY AND BETWEEN

COMPAÑIA DE TELECOMUNICACIONES DE CHILE S.A.

AND

TELEFONICA PUBLICIDAD E INFORMACION S.A.

In Santiago, Chile, on April 26, 2004, before me, RAUL UNDURRAGA LASO, attorney, notary public of Santiago, of this domicile at MacIver 225, Suite 302, Regular Notary of Notarial Office No. 29, there appeared:

Mr. CLAUDIO MUÑOZ ZUÑIGA, Chilean, married, civil industrial engineer, identity card No. 9.618.122-1, on behalf of, as shall be evidenced, COMPAÑÍA DE TELECOMUNICACIONES DE CHILE S.A., an open corporation engaged in telecommunications, taxpayer identification No. 90.635.000-9, both domiciled at Avda. Providencia 111, Santiago, Metropolitan Region, hereinafter “CTC” or the “Seller,” as one party; and as the other party,

Mr. RAIMUNDO GAZITUA LARRAIN, Chilean, married, attorney, identity card No. 4.106.402-1, domiciled at El Golf 40, 20th floor, borough of Las Condes, Santiago, Metropolitan Region, on behalf of, as shall be evidenced, TELEFONICA PUBLICIDAD E INFORMACION S.A., a corporation incorporated and in good standing pursuant to the laws of the Kingdom of Spain, taxpayer identification No. 59.104.790-6, engaged in telephony, advertising and information, domiciled at Avenida de Manoteras 12 in Madrid, Spain, and for these purposes at Avenida Santa María 0792, 4th floor, borough of Providencia, Santiago, Metropolitan Region, hereinafter “TPI” or the “Buyer.”

The parties are of age, have evidenced their identities by the aforesaid identity cards and stated that they have agreed to the Share Purchase Agreement set down in the following clauses:

FIRST: IMPRESORA Y COMERCIAL PUBLIGUIAS S.A., hereinafter “PUBLIGUIAS,” is a closed corporation engaged in directory printing, taxpayer identification No. 93.541.000-2, domiciled at Avda. Santa María 0792, borough of Providencia, Santiago, Metropolitan Region, which was incorporated by public deed dated August 24, 1974, executed before Mr. Jaime Morandé Orrego, Notary of Santiago. An abstract thereof was registered on page 10,006, No. 5,449 of the 1974 Commercial Registry of the Santiago Real Estate Registrar and it was published in the Official Gazette on November 20, 1974. Said company has been the subject of several modifications which are duly legalized. The most recent modification is the one set down in the public deed dated September 10, 2001, executed in the Santiago Notarial Office of Mr. Humberto Quezada Moreno. An abstract thereof was registered on page 23,728, No. 19,186, of the 2001 Commercial Registry of the Santiago Real Estate Registrar and it was published in the Official Gazette on September 17, 2001. A rectification of the abstract publication was published on September 26, 2001.

SECOND: CTC declares that it is the sole owner of 45,648 registered shares in PUBLIGUIAS with no par value and in one single series, as evidenced by certificates No. 27 for 23,280 shares and No. 30 for 22,368 shares. It further represents that the 45,648 shares that are contained in certificates Nos. 27 and 30 are transmitted with all the rights thereof, are subscribed and fully paid in, free of pledges, attachments, third-party rights, a prohibition or other encumbrance, they are affected by no other measure that may hinder the free conveyance or disposition thereof in any way. CTC finally declares that it has full authority to execute this Share Purchase Agreement.

THIRD: Mr. Claudio Muñoz Zúñiga, on behalf of Compañía de Telecomunicaciones de Chile S.A., hereby sells, assigns and transfers the sum of 45,648 shares in PUBLIGUIAS set down in certificates Nos. 27 and 30 to TELEFONICA PUBLICIDAD E INFORMACION S.A., which purchases and accepts them pro se through the representative thereof, Mr. Raimundo Gazitúa Larraín. The Seller declares that the shares encompassed by the purchase are fully subscribed and paid in and represent 9% of the issued, subscribed and paid-in shares into which the equity capital of PUBLIGUIAS is divided.

FOURTH: The purchase price of each of these shares is 323.34384 U.S. Dollars, which results in the sum of 14,760,000 dollars of the United States of America for all of the 45,648 shares involved in the purchase. TPI pays the total price of the purchase to CTC in this act, at once, in dollars, by wire transfer, and receipt thereof is declared by Mr. Claudio Muñoz Zúñiga, in his representative capacity, to the most complete and full satisfaction of the principal thereof, this latter considering the price of all of the shares involved in this agreement to be paid in full.

FIFTH: The tradition of the shares to which this deed refers is made in this act. In order to facilitate registration of the shares in this purchase in the Shareholders Registry of PUBLIGUIAS, the corresponding transfer is signed in this same act and Mr. Claudio Muñoz Zúñiga, on behalf of the Seller, delivers the respective certificates for those shares to the Buyer, Mr. Raimundo Gazitúa Larraín declaring receipt thereof on its behalf.

SIXTH: TPI shall be able to exercise all rights of a shareholder in PUBLIGUIAS for all of the shares purchased as from the date hereof. All undistributed profits of PUBLIGUIAS corresponding to these shares, including therein the profits from the fiscal year ending December 31, 2003, shall belong to TPI since they are deemed included in the purchase price.

SEVENTH: Through its representative, Mr. Raimundo Gazitúa Larraín, TPI expressly declares its acceptance of the corporate by-laws of PUBLIGUIAS and the resolutions adopted at its Shareholders Meetings.

EIGHTH: CTC may not engage pro se or through another person or interest in another company either directly or indirectly in any activity in the territory of Chile relating to the exploitation of the telephone directory publishing business (White Pages, Yellow Pages or any other type of directory), and any type of support, citing for purposes of example but not restriction, telephone, paper or Internet support as well as the exploitation of telephone files and telephone inquiry services for a period of 5 years as of June 30, 2006. The obligation indicated in the preceding paragraph is understood to be without prejudice to fulfillment by CTC of the universal service obligations relative to the publishing of the telephone directory, both in paper form as well as in telephone or Internet support that do not imply the advertising exploitation of the directory according to law governing the matter. For timely purposes, CTC declares that it knows that Editorial Lord Cochrane S.A., Cuenca Uno Ltda., Cuenca Dos Ltda. and the controllers thereof have undertaken to TPI not to engage in the business of exploiting telephone directories and any type of support in the territory of Chile, citing for purposes of example but not limitation, telephone, paper or Internet support as well as the exploitation of telephone files and telephone inquiry services for five years as of March 16, 2004, the closing date of the final agreement for the purchase of shares in Cuenca Una Ltda., Cuenca Dos Ltda. and Editorial Lord Cochrane S.A.

NINTH: This agreement is governed by Chilean law. Any difficulty, disagreement or difference among the parties derived from the prohibition indicated in the preceding clause shall be resolved by an arbitrator ex aequo et bono, who will be appointed by mutual consent of the parties. Failing consent among the parties regarding the person of the arbitrator, the dispute shall be submitted to arbitration according to the Rules of Arbitration and Mediation Procedure of the Santiago Chamber of Commerce in order for it to appoint, at the written request of any of the parties, an arbitrator from among the members of the arbitral corps of the Santiago Arbitration and Mediation Center.

TENTH: The parties shall maintain this contract and the conditions thereof in strict confidentiality except with regard to (i) the obligation to inform the Superintendency of Securities and Insurance of Chile, the respective Stock Exchanges and the public at large of the scope of the transaction; (ii) the obligation of TPI to advise the National Securities Market Commission and the market in general of the scope of the transaction; and (iii) the obligation, if any, to report to any regulatory authority in Chile or in Spain. In any case, the parties undertake to give each other written notice sufficiently in advance of any communication that must be given to their respective exchange or regulatory authorities or to the market. CTC shall keep all information relative to PUBLIGUIAS that has not been made public and to which it has had access as a partner in PUBLIGUIAS secret and strictly confidential for three years as from this date.

ELEVENTH: The parties grant each other the most ample and complete discharge in regard to the purchase of the shares herein and declare that all conditions established in the binding offer dated March 22, 2004 have been fulfilled, waiving in advance any action to which they may be entitled reciprocally because of such documents, always provided the tradition of the shares has been validly made to TPI and notwithstanding the stipulations in Clause Ninth hereof.

TWELFTH: The parties elect their domicile as the city and borough of Santiago for all purposes of this agreement.

THIRTEENTH: All expenses and taxes arising because of this agreement shall be shared equally by both parties.

FOURTEENTH: The bearer of an authenticated copy of this deed is empowered to request all corresponding registrations, subregistrations and annotations in the Shareholders Registry of PUBLIGUIAS. The authority of Mr. Claudio Muñoz Zúñiga to represent COMPAÑÍA DE TELECOMUNICACIONES DE CHILE S.A. is evidenced in the public deed dated May 7, 1999, executed before Alvaro Bianchi Rosas, Notary of Santiago. The authority of Mr. Raimundo Gazitúa Larraín to represent TELEFONICA PUBLICIDAD E INFORMACION S.A. is evidenced in the public deed dated March 25, 2004, executed before Mr. Francisco de Asis Pizarro, Notary Public of Madrid, filed on April 8th of the same year in the Santiago Notarial Office of Mrs. María Gloria Acharán Toledo. The authenticating notary declares that the authorities indicated above are not inserted in this deed as they are known to the notary and to the parties and under the full agreement of the latter.

NOTARIAL CERTIFICATION. The authenticating Notary Public of this city does certify that this public deed has been executed and extended in accordance with the provisions in Law 18,181 of October 27, 1982, published in Official Gazette No. 31,427 of November 26, 1982.

In witness whereof, the parties sign after reading. A copy is issued. I attest.

CLAUDIO MUÑOZ ZUÑIGA

for COMPAÑIA DE TELECOMUNICACIONES DE CHILE S.A.

RAIMUNDO GAZITÚA LARRAÍN

for TELEFONICA PUBLICIDAD E INFORMACION S.A.

IT IS STIPULATED THAT THE PARTIES SIGNED BEFORE ME AT AVENIDA PROVIDENCIA 111, 29TH FLOOR. SANTIAGO, APRIL 26, 2004.

THIS COPY IS A TRUE RECORD OF THE ORIGINAL.

SANTIAGO, APRIL 26, 2004

JOURNAL NO. 8,212.-

FILING No. 948

SPECIAL POWER OF ATTORNEY

CONFERRED BY

TELEFONICA PUBLICIDAD E INFORMACION S.A.

UPON

JUAN FRANCISCO GUTIÉRREZ IRARRAZABAL ET AL.

I do certify that at the request of Mrs. ANA MARIA MARIN GAMBOA, Chilean, employee, national identity card No. 5.027.640-6, domiciled, for these purposes, at Matías Cousiño 154, Santiago, who was acting at the request of Mr. RAIMUNDO GAZITUA LARRAIN, I hereby file a Special Power of Attorney conferred by TELEFONICA PUBLICIDAD E INFORMACION S.A. upon Messrs. Juan Francisco Gutiérrez Irarrázabal and Raimundo Gazitúa Larraín, No. 669, granted in Madrid on March 25, 2004 before Mr. Francisco de Asis Pizarro Moreno, notary of the Illustrious Notarial Association of Madrid, residing in that capital city, that is set out on five complete pages typewritten on front and back, the last thereof with notarial certification and the back thereof with a stamp of the Illustrious Notarial Association of Madrid, Deanship, that legalizes the signature and initials of Mr. Francisco de Asis Pizarro Moreno dated March 26, 2004, signed by Mrs. María Jesús Guardo Santamaría, member of the Board of Directors functioning as Dean; the signature thereof legalized before the General Office of Registries and Notaries of the Ministry of Justice of Madrid dated March 29, 2004, signed by Elena Cid Barreiros, the signature thereof legalized in the Ministry of Foreign Affairs in Madrid on March 30, 2004 by Mr. José Antonio Lorenzo, Business Chief, the signature thereof legalized before the Consulate General of Chile in Madrid, Spain, on March 30, 2004 before Mr. Rodrigo Quiroga Cruz, Consul General of Chile, and the signature thereof duly legalized by the Ministry of Foreign Relations of Chile by Mrs. Mónica Bidirinis C., Legalizations Officer, on April 7, 2004. I file these documents at the end of the registries for this month under No. 948. I sign in witness together with the requester. Santiago, April 8, 2004. This deed is annotated in the Public Instruments Journal on even date herewith under No. 8,212. Signed by Ana María Marín Gamboa, María Gloria Acharán Toledo, Notary Public.

The documents that are filed are of the following tenor:

No. 669

SPECIAL POWER OF ATTORNEY

In Madrid, on March 25, 2004, before me, Francisco de Asis Pizarro Moreno, Notary of the Illustrious Notarial Association of Madrid, residing in this capital. there appeared:

Mr. JAVIER LÓPEZ–MINGO TOLMO, of age, married, residing in Madrid, with business offices at Avenida de Manoteras 12, national identity card No. 3.795.014-Z, in the capacity of representative, in the name and on behalf of the company called TELEFONICA PUBLICIDAD E INFORMACION S.A., domiciled in Madrid at Avenida de Manoteras 12, incorporated under the name of COMPAÑÍA PUBLICITARIA DE EXCLUSIVAS TELEFONICAS S.A. (CETESA) for an indefinite period of time by deed executed before Mr. José Días Pastor, Notary of Madrid, on July 14, 1967, under correlative number 2,115.

Registered in the Mercantile Registry of Madrid in general tome 2,181, 1,552 of section 3 of the Company’s Book, Folio 56, page 12,295, registration 1.

The Fiscal Identification Code is A-28/185221.

The by-laws thereof were adapted to the governing Companies Law in another public document executed June 26, 1990 before Mr. Antonio Francés y de Mateo, Notary of Madrid, under archive No. 2,670, rectified by another authenticated by Mr. Francés, the same notary, on February 8, 1991, under correlative number 590, which were sent to such Mercantile Registry where they were registered on page No. M-11255, folio 1, tome 845, registration 114.

He is empowered to grant this power by the deed of power of attorney executed before Mr. Angel Luis de Donesteve y Garra, Notary of Madrid, on January 8, 2003, under archive

No. 8, which was registered under No. 227 on the company’s page in the Mercantile Registry, an authenticated copy of which I have seen, which reveals, inter alia, the powers that are set out below: to perform all such acts of management, administration and disposition of asset and rights of any type to the extent necessary or convenient to begin, continue and conclude the businesses that constitute the business purpose of the company and confer and revoke powers of attorney for such purpose.

He states the effectiveness of the power of attorney and the full continuance of the powers by which he is acting.

I stipulate that in my judgment, the representative powers that have been accredited to me are sufficient to execute this deed of power of attorney.

Therefore I, the Notary, do certify that:

-         The party is the legal representative of TELEFONICA PUBLICIDAD E INFORMACION S.A. and has sufficient authority to grant this power of attorney.

-         And TELEFONICA PUBLICIDAD E INFORMACION S.A. is a company legally incorporated at this time in Madrid, Spain, and is in good standing.

I identify him by his aforesaid identity card and I judge, according to his capacity, that he has the legal capacity necessary for this act and he says and stipulates that:

He confers a special power of attorney upon Messrs. Juan Francisco Gutiérrez Irarrázabal and Raimundo Gazitúa Larraín (the “Representatives”), who, acting jointly or separately, may perform the following acts:

1.       They may purchase and acquire the following shares (the “Shares”) in Impresora y Comercial Publiguías S.A. (“Publiguías”) in the name and on behalf of Telefónica Publicidad e Información S.A.: 45,648 shares held by Compañía de Telecomunicaciones de Chile S.A., with the authority to sign any public or private instrument required for the share purchase and acquisition transactions.

The Representatives may act with ample powers in everything relating to fulfillment of this mandate. In particular, without this list being a restriction or limitation, they are empowered to stipulate the clauses of the share purchase agreement or agreements and transfer or transfers that they deem necessary, and may, for such purpose, agree to the price, form of payment, number of shares to be acquired and purchased, the date of execution thereof, the date and place of closing and, in general, the other terms and conditions that they deem convenient or necessary to appropriately complete the aforesaid purchase and acquisition transactions. They are further specially empowered to demand and receive the delivery of the certificates of the shares that are acquired and request the registration of the transfers of the shares in the Publiguías Shareholders Registry in the name of the principal thereof, the voidance of the actual certificates of shares and the issuance and delivery of the new certificates representing the shares that are acquired, duly extended in the name of the principal.

2.       They may represent the principal, in relation to the powers conferred in this power of attorney, before private or state-owned commercial banks; open bank deposit or credit current accounts in banks established in the Republic of Chile; draw, endorse, collect, deposit, cancel and protest checks; make and withdraw demand, time or conditional deposits; request bank checks; withdraw checkbooks, request or contest balances; and, in general, represent the principal with the most ample powers before banks in relation to the aforesaid current accounts.

3.       They may appear in the name and on behalf of Telefónica Publicidad e Información S.A. in the filings and forms required by the Central Bank of Chile pursuant to Chapter XIV, Title I, of the Compendium of Foreign Exchange Regulations and also in the applications to the Foreign Investment Committee and in the foreign investment agreements with the Government of Chile. The Representatives are authorized to make foreign investment contributions in any of the forms thereof to the country under the Foreign Investment Statute or the Foreign Exchange Law and are authorized to sign the respective agreements, set the terms and conditions they deem necessary. The Representatives are further empowered to convert the foreign investment contributions following the instructions of the principal and to collect the dividends, distributions or withdrawal of profits and dividends or capital, remit dividends or profits and repatriate capital.

4.       They may represent Telefónica Publicidad e Información S.A. before any type of government authority, whether political, administrative, municipal and before any type of public or private agency and entity, whether an individual or body corporate and, in particular, before the Internal Revenue Service in respect of any type of application, report and other documentation that may be necessary, including applications for a taxpayer identification number or the initiation of activities, and withdraw the petitions thereof and enter into agreements therewith. The Representatives shall be deemed authorized to be notified in the name of Telefónica Publicidad e Información S.A. until there is evidence of the extinguishment of the title of representation by written notice given by the interested parties to the corresponding office of the Internal Revenue Service.

5.       If, on the date of execution of this power of attorney or on the date of its complete legalization, the acts for which this power of attorney is granted have been already performed by any of the Representatives, Telefónica Publicidad e Información S.A., duly represented, hereby ratifies all terms of such acts and contracts.

6.       The bearer of a copy of this power of attorney is empowered to legalize it in Chile with the Ministry of Foreign Relations and to perform all acts necessary that are required for this power of attorney to be fully valid and effective in Chile.

I make legal reserves and precautions.

The party so stipulated and said, to whom this deed has been read at his choice, which he finds satisfactory, ratifies and signs with me.

And I, the Notary, do attest to the contents of this public deed consisting of five paper pages stamped for exclusive use for notarial documents, this page signed and the four previous pages in inverse correlative order.

Below is the signature of the appearing party. Signed by: Francisco de Asis Pizarro Moreno, paraphed and sealed.

APPLICATION OF FEE UNDER ADDITIONAL PROVISION 3 OF LAW 8/89.

BASIS FOR CALCULATION: None

APPLICABLE TARIFF: 1, 4, No. 8, 7

TARIFF FEE: 51.24 EUROS

THIS IS A LITERAL COPY of the original with which it concurs truly and where it is annotated. I issue this at the request of the appearing party according to his capacity in five paper pages exclusively for notarial documents, this and the four previous pages numbered in inverse correlative order. In Madrid. The same day of execution thereof. I attest.

ILLEGIBLE NOTARIAL STAMPS

ILLUSTRIOUS NOTARIAL ASSOCIATION OR MADRID

DEANSHIP

Legalization of the sign, signature and paraph of

Mr. Francisco de Asis Pizarro Moreno, Notary of

this Illustrious Notarial Association.

Madrid, March 26, 2004.

Mrs. María Jesús Guardo Santa María
Member of the Board of Directors acting as Dean

The signature of Mr. Rodrígo Quiroga was

legalized in the Ministry of Foreign Relations

of Chile.

MONICA BIDIRINIS C.

Legalizations Officer

April 7, 2004

LEGALIZATION. Seen in this General Office

of Registries and of Notarial Offices to legalize

the signature of Mrs. María Jesús Guardo Santamaría,

member of the Board of Directors of the Madrid

Notarial Association.

Madrid, March 29, 2004

By authority of the General Director

Illegible ..... information from the General Registry

Signed by Elena Cid Barreiros

CONSULATE GENERAL OF CHILE IN MADRID, SPAIN

The undersigned Consul General of Chile does certify the

authenticity of the signature of Mr. José Antonio Lorenzo of the Ministry of Foreign Affairs.

Madrid, March 30, 2004.

MINISTRY OF FOREIGN AFFAIRS

Legalizations

Approval to legalize the preceding signature

because it is apparently authentic, without

considering the content of the document

nor ulterior use that may be given thereto.

Madrid, March 30, 2004.

for the Undersecretary

José Antonio Lorenzo

Business Chief

Rodrigo Quiroga Cruz

Consul General of Chile

Proceeding No. 2860. Tariff under Article No. 4/10

Fee US$12  Exchange Differential 1.20

Total received in US$ 13.20

Paid in local currency: 12 €

Madrid, March 30, 2004.

I do certify that the proceeding document or

documents were filed on this date under

No. 948 among those of their type, annotated

in the journal book under No. 8212 that I keep

Santiago, April 8, 2004

María Gloria Acharán Toledo

Notarial Office 42 – illegible

Illegible, Santiago